1 TRANSITION AND CONSULTING AGREEMENT This Transition and Consulting Agreement (this “Agreement”) is made this 8th day of September, 2022 (the “Effective Date”) by and among Summit Materials, Inc., a Delaware corporation (together with its affiliates, the “Company”), and Brian J. Harris (the “Executive”). WHEREAS, the Executive has provided services to the Company pursuant to that certain Employment Agreement by and between the Executive and Summit Materials Holdings L.P., dated December 3, 2013 and effective as of October 14, 2013 (the “Original Employment Agreement”), as modified by that certain Participation Notice and Agreement under the Summit Materials, Inc. Senior Personnel Severance Plan (the “Severance Plan”) by and between the Executive and the Company, dated July 5, 2021 (such Participation Notice and Agreement together with the Original Employment Agreement, the “Prior Employment Agreement”); WHEREAS, the Executive currently serves as the Executive Vice President and Chief Financial Officer of the Company, and the Company and the Executive wish to provide for an orderly succession in connection with the Company’s appointment of a new individual to succeed the Executive in the role of the Executive Vice President and Chief Financial Officer of the Company (the “Successor CFO”); WHEREAS, the Executive currently qualifies for “retirement” under the Existing Equity Awards (defined below); WHEREAS, in order to effect such an orderly succession, the Company and the Executive wish to enter into this Agreement to address the scope of the Executive’s duties, responsibilities and compensation in connection with such succession; and WHEREAS, the Company and the Executive also wish to enter into a consulting arrangement to be effective upon the termination of the Executive’s employment with the Company. NOW, THEREFORE, subject to and in consideration of the mutual promises herein contained, the Company and the Executive agree as follows: 1. CFO Employment Period; Transition Period; Consulting Period; Resignation from Any Other Positions. CFO Employment Period. (i) The Company and the Executive acknowledge and agree that the Executive shall continue to serve as the Executive Vice President and Chief Financial Officer of the Company through the date (the “Transition Date”) that is one day prior to the date on which Executive’s successor as Chief Financial Officer is appointed and commences service in such role. The period of time commencing on the Effective Date and ending on the Transition Date shall be referred to herein as the “CFO Employment Period”. Notwithstanding the foregoing, Executive’s employment may be terminated in accordance with Section 4 of this Agreement. (ii) Transition Period. On the Transition Date, the Executive shall cease to

2 serve as the Executive Vice President and Chief Financial Officer of the Company and commence serving as Senior Advisor, which shall be a non-executive officer position. The Executive’s full-time employment with the Company shall cease on the date that is the later of (x) 30 days following the Transition Date and (y) October 16, 2023 (such applicable later date, the “Employment Termination Date”). The period commencing on the Transition Date and ending on the Employment Termination Date shall be referred to herein as the “Transition Period”. Notwithstanding the foregoing, the Executive’s employment may be terminated in accordance with Section 4 of this Agreement. Consulting Period. Upon termination of the Executive’s employment on the Employment Termination Date (other than due to the Executive’s death or Disability (as defined in the Company Equity Plan (defined below)) or by the Company for Cause (as defined below)), the Company agrees to engage the Executive as a consultant of the Company commencing on the first business day following the Employment Termination Date, and the Executive agrees to render services as a consultant to the Company as of such date on the terms and conditions set forth below in Section 2. The term of service as a consultant to the Company will continue through December 31, 2024 (the “Consulting Period”). Notwithstanding the foregoing, (i) Executive’s engagement with the Company is subject to the Consulting Arrangement Conditions (defined below) and (ii) in the event that the Executive becomes entitled to receive any severance benefits under the Severance Plan pursuant to Section 4 hereof, the Consulting Period shall not commence and Executive shall not be entitled to receive the consulting fees and benefits described under Sections 3(b) and 5(a)(ii). For purposes of this Agreement, “Cause” shall have the meaning given such term in the Severance Plan; provided, that notwithstanding anything in the Prior Employment Agreement and the Severance Plan, Cause shall also include the Executive’s violation of any Company Policy or the Inquiry Referral Obligation (each as defined below). Resignation from Any Other Positions. Effective as of the Transition Date, the Executive shall resign from all positions that the Executive holds (i) within the Company; (ii) with any of the affiliates of the Company; and (iii) with any other organization as to any position held at the request of, or as a representative of, the Company. Executive agrees to take any additional steps and sign any additional documentation that may be reasonably requested by the Company in order to give full effect or confirmation of such resignations. 2. Employment Duties and Responsibilities; Consulting Duties and Responsibilities. Employment Duties and Responsibilities. (i) During the CFO Employment Period, the Executive shall (i) continue to fully perform consistent with his position as Executive Vice President and Chief Financial Officer of the Company, reporting to the Chief Executive Officer of the Company (the “CEO”), and shall perform such other duties and render such other services as are customarily associated with such position or reasonably requested from time to time by the CEO and (ii) devote all of his professional working time and use his best efforts to advance the business and welfare of the Company. (ii) During the Transition Period, the Executive shall (i) serve as a full-time employee of the Company, (ii) assist with the transition of his finance duties, continue performing his other operational responsibilities, assist with specified strategic goals as the Company

3 continues to execute its Elevate Summit Strategy, and perform such other duties and render such other services as are reasonably requested from time to time by the Successor CFO or the CEO, and (iii) devote all of his professional working time and use his best efforts to advance the business and welfare of the Company. During the Transition Period, the Executive shall continue to be subject to all applicable policies of the Company, including the Summit Materials, Inc. Policy and Procedures for Compliance with Regulation FD (collectively, the “Company Policies”). Without limiting the generality of the foregoing, during the Transition Period, in the event that the Executive receives any investor relations or other inquiries regarding the Company from parties external to the Company, he shall refrain from responding to or commenting on such inquiry and shall promptly refer such inquiry to the Successor CFO (the “Inquiry Referral Obligation”). (iii) During the CFO Employment Period and the Transition Period, Executive will not engage in any other employment or business activities or any other activities for any direct or indirect remuneration that would conflict or interfere with the full performance of his duties hereunder. The foregoing, however, shall not preclude the Executive from serving on corporate, civic or charitable boards or committees, so long as such activities do not conflict or interfere with the performance of the Executive’s responsibilities hereunder. Consulting Duties and Responsibilities. (i) During the Consulting Period, the Executive agrees to be available to provide such consulting services as may be reasonably requested from to time by the Successor CFO or the CEO (provided that such consulting services shall not constitute more than 20% of the average level of services the Executive performed in the thirty-six (36) months prior to the Employment Termination Date), which services are expected to include (without limitation) the following services: (1) advising on and assisting with quarterly, annual close and reporting, (2) assisting with annual budgeting and forecasting, (3) assisting with transitioning the Executive’s operational responsibilities, (4) advising on the Company’s capital structure and financings, (5) advising on matters related to the Company’s “up-C” structure, including its Tax Receivable Agreement, and (6) performing such other duties and rendering such other services as are reasonably requested from time to time by the Successor CFO or the CEO. The Executive will use his good faith efforts to perform such consulting services to the best of his abilities. The consulting services described in this Section 2(b)(i) shall be referred to herein as the “Services”. (ii) During the Consulting Period, the relationship of the Executive to the Company will be that of an independent contractor, and the Executive shall have no authority to speak on behalf of, bind or represent the Company and the Company shall have no right to direct or control the manner in which the Executive performs the Services hereunder. Nothing in this Agreement shall be construed to create, during the Consulting Period, any association, partnership, joint venture, employment, or agency relationship between the Executive and the Company for any purpose. 3. Compensation; Employee Benefits; Business Expenses. Employment Base Salary and Annual Cash Bonus. Subject to Section 4 and Section 5 of this Agreement, during the CFO Employment Period and the Transition Period: (i) The Executive shall receive a base salary at a rate of $631,000 per year, which shall be paid in accordance with the customary payroll practices of the Company (the “Employment Base Salary”).

4 (ii) As described in and pursuant to the terms of Section 5 of this Agreement, the Executive shall be eligible to earn an annual cash performance bonus for fiscal year 2022 and/or 2023 (or the applicable portion thereof, as applicable, as described in Section 5 of this Agreement) of 75% (at target) of the Employment Base Salary, as determined by the Human Capital and Compensation Committee of the Board (the “Compensation Committee”) in its sole discretion and based on the performance metrics chosen by the Compensation Committee for the applicable fiscal year (the “Annual Bonus”); provided, that such determinations by the Compensation Committee shall be made in a manner consistent with the past practices of the Company; provided, further, that the Annual Bonus (if any) shall be paid on the same date and in the same manner as annual cash performance bonuses are otherwise paid to the senior executives of the Company and in all events during the first three (3) months of the calendar year following the year to which the Annual Bonus relates. (iii) The Executive shall not be eligible to receive any new equity awards under the Company Equity Plan (as defined below). Consulting Fees. During the Consulting Period, the Executive shall receive consulting fees and benefits as described in Section 5(a) of this Agreement. For the avoidance of doubt, such amounts in Section 5(a)(i) pertaining to Existing Equity Awards relate to the Executive’s employment (and not the Services during the Consulting Period) and are therefore subject to applicable tax withholding and reporting. During the Consulting Period, the Executive shall not be eligible to receive any new equity awards under the Company Equity Plan (as defined below). Equity Awards. The parties hereto acknowledge and agree that Exhibit B to this Agreement sets forth a correct and complete list of all of the equity awards that have been granted by the Company to the Executive prior to the Effective Date and that are outstanding on the Effective Date (the “Existing Equity Awards”). All equity awards granted to the Executive shall be subject to the Amended and Restated Summit Materials, Inc. 2015 Omnibus Incentive Plan, as amended from time to time, or the most recent successor plan thereto adopted by the Company for the purpose of providing equity and other incentive compensation to the employees and other service providers of the Company (the “Company Equity Plan”) and the terms and conditions set forth in the Company Equity Plan and the applicable award agreements. For the avoidance of doubt, the Executive has satisfied all requirements for “retirement” under the Existing Equity Awards. Employee Benefits. (i) During the CFO Employment Period and the Transition Period, the Executive shall be entitled to participate in the Company’s employee benefit plans as in effect from time to time (collectively, the “Employee Benefit Plans”), on the same basis as those benefits are generally made available to other senior executives of the Company; provided, however, that the Executive’s right to participate in such plans and programs shall not affect the Company’s right to amend or terminate the general applicability of such plans. The Company may, in its sole discretion and from time to time, amend, eliminate or establish additional benefit programs as it deems appropriate. (ii) During the Consulting Period, the Executive shall not be eligible to participate in any Employee Benefit Plan (other than in connection with the provision of the

5 COBRA Benefits (as defined below) and the Company’s executive health program as described in Section 5(a)(ii)(4)). Business Expenses. During the CFO Employment Period and the Transition Period, reasonable business expenses (such as reasonable business travel and accommodations) incurred by the Executive in the performance of the Executive’s duties hereunder shall be reimbursed by the Company in accordance with Company policies through the Executive’s termination of employment. During the Consulting Period, and so long as the Executive is providing the Services, business expenses incurred by the Executive in the performance of the Services shall be reimbursed by the Company in accordance with Company policies applicable to consultants of the Company. 4. Severance Plan. The Executive’s employment and consulting services hereunder may be terminated by either party at any time and for any or no reason. During the CFO Employment Period and the Transition Period, the Executive shall continue to be a participant in the Severance Plan. To the extent the Executive’s employment with the Company terminates prior to the Employment Termination Date, the Executive shall only be entitled to payments and benefits pursuant to the Severance Plan upon a “Qualifying Change in Control Termination” or a “Qualifying Termination” (each term as defined in the Severance Plan), as applicable, per the terms of the Severance Plan. Such payments and benefits pursuant to the Severance Plan shall be calculated based on the compensation set forth in Section 3(a) of this Agreement. For the avoidance of doubt, in the event of any termination prior to the Employment Termination Date (other than by the Company for Cause), the Existing Equity Awards shall be treated in accordance with the retirement provisions set forth in the applicable award agreements, which provide (x) for continued vesting until fully vested of all (if any) unvested stock options, (y) for continued vesting until fully vested of all restricted stock unit awards and (z) pro rata vesting, subject to achievement of applicable performance metrics for the performance period, of all unvested performance units. Further for the avoidance of doubt, in the event of any termination prior to the Employment Termination Date by the Company for Cause, the Existing Equity Awards shall be forfeited in accordance with the provisions set forth in the applicable award agreements. To the extent the Executive’s employment with the Company has not terminated prior to the Employment Termination Date, the Company and the Executive acknowledge and agree that the Executive shall only be eligible to receive the consulting payments and benefits set forth in Sections 3(b) and 5 of this Agreement and the Executive shall not be entitled to receive any payments pursuant to the Severance Plan. 5. Termination of Employment on the Employment Termination Date. Notwithstanding any other provision of this Agreement, the provisions of this Section 5 shall exclusively govern the Executive’s rights to compensation and benefits upon his termination of employment with the Company on the Employment Termination Date. The Executive shall cease to be a participant in the Severance Plan as of the Employment Termination Date, and he shall not be eligible to receive any payments or benefits under the Severance Plan in connection with any termination of employment or engagement on or following the Employment Termination Date (including, for the avoidance of doubt, during the Consulting Period). To the extent the Executive’s employment with the Company terminates prior to the Employment Termination Date, the Executive shall not be entitled to any payments or benefits under this Section 5, but shall only be entitled to payments and benefits as described under Section 4 to the extent of a Qualifying Termination or Qualifying Change of Control Termination

6 thereunder. Upon the termination of the Executive’s employment on the Employment Termination Date, the Executive (or the Executive’s estate) shall receive the sum of the Employment Base Salary through the Employment Termination Date to which the Executive is entitled that has not theretofore been paid; any expenses owed to the Executive under Section 3(e); any accrued but unused vacation; and any amount arising from the Executive’s participation in, or benefits under, any Employee Benefit Plans (including, without limitation, any disability or life insurance benefit plans, programs or arrangements), which amounts shall be payable in accordance with the terms and conditions of such Employee Benefit Plans (collectively, the “Accrued Benefits”). In addition to the Accrued Benefits, upon the termination of the Executive’s employment on the Employment Termination Date (other than for Cause): (i) The Existing Equity Awards shall be treated in accordance with the retirement provisions set forth in the applicable award agreements, which, for the avoidance of doubt, provide for (x) continued vesting until fully vested of all (if any) unvested stock options, (y) continued vesting until fully vested of all restricted stock unit awards and (z) pro rata vesting, subject to achievement of applicable performance metrics for the performance period, of all unvested performance units; and (ii) Subject to (x) the Executive’s execution, within twenty-one (21) days following the Employment Termination Date, and non-revocation of a waiver and general release of claims agreement, in a form substantially similar to Exhibit C attached hereto (the “Release”), at the time of the Executive’s termination of employment, (y) the Executive’s compliance with the covenants set forth in Section 7, Section 8 and Section 9 of this Agreement, and (z) the Executive’s compliance with any applicable Company Policies and the Inquiry Referral Obligation (the sub-clauses (x), (y), and (z), the “Consulting Arrangement Conditions”), the Executive shall receive the following payments: (1) Consulting fees payable in monthly installments during the Consulting Period at the annualized rate of $631,000 per year; (2) (A) If the Transition Date occurs in fiscal year 2022 (regardless of whether the Employment Termination Date occurs in fiscal year 2022 or fiscal year 2023), (x) the Annual Bonus with respect to fiscal year 2022 (without pro-ration for the portion of such fiscal year elapsed prior to the Employment Termination Date), based on the actual performance for such fiscal year and payable on the same date and in the same manner as annual cash performance bonuses are otherwise paid to the senior executives of the Company, and (y) no Annual Bonus with respect to any portion of fiscal year 2023; or (B) if the Transition Date occurs in fiscal year 2023, the Executive will participate in the Annual Bonus with respect to fiscal year 2023 (pro- rated for the portion of such fiscal year elapsed prior to the Transition Date; for the avoidance of doubt, the pro-ration shall not include the portion of such fiscal year elapsed between the Transition Date and the Employment Termination Date) based on the actual performance for such fiscal year and payable on the same date and in the same manner as annual cash performance bonuses are otherwise paid to the senior executives of the Company; (3) A cash payment in an amount equal to the total amount of the monthly COBRA insurance premiums for participation in the life, health, dental, and disability benefit programs of the Company in which the Executive participates as of the Employment Termination Date, payable to the Executive during the Consulting Period in accordance with the

7 Company’s payroll practices (the “COBRA Benefits” and together with the consulting fees and the Health Program Benefits (defined below), the “Consulting Benefits”). Such COBRA Benefits shall be made by the Company to the Executive subject to his submission of documentation substantiating the Executive’s payment of COBRA insurance premiums. If, during the Consulting Period, the Executive obtains alternative life, health, dental, and disability benefit coverage by a third-party employer of the Executive, at such point, the Executive shall cease to be eligible to receive the COBRA Benefits; and (4) Continued eligibility during the Consulting Period for annual executive physical examinations pursuant to the Company’s executive health program (“Health Program Benefits”). If the Executive breaches any of the Consulting Arrangement Conditions, the Executive shall no longer be entitled to receive the remaining portion(s) of the Consulting Benefits and shall automatically forfeit the remaining portion(s) of the Consulting Benefits in exchange for no consideration. Following the Executive’s termination of employment on the Employment Termination Date, except as set forth in Section 5(a) of this Agreement, the Executive shall have no further rights to any compensation or any other benefits under this Agreement or any other arrangement with the Company. In the event of, after the Employment Termination Date, (i) the Executive’s death, (ii) termination of the Executive’s Services by the Company due to his Disability, (iii) prior to a Change in Control (as defined in the Company Equity Plan), termination of the Executive’s Services by the Company without Cause (other than due to the Executive’s death or Disability), or (iv) following a Change in Control, termination of the Executive’s Services by the Company for any reason, in each case, the Executive or his beneficiary (or, if none, the Executive’s estate) shall be entitled to receive all unpaid payments and benefits that otherwise would be due to the Executive had he survived or had the Services not been terminated (and, in the event of the Executive’s death or termination of the Services due to the Executive’s Disability, the Consulting Arrangement Conditions shall be deemed satisfied for such purpose). For the avoidance of doubt, in the event of, after the Employment Termination Date, termination of the Executive’s Services (x) by the Company for Cause or (y) by the Executive for any reason, the Executive shall not be entitled to receive any unpaid payments and benefits that otherwise would be due to the Executive had the Services not been terminated (other than any accrued but unpaid consulting fees). Return of Property. Upon termination of the Executive’s employment with the Company, whether voluntary or involuntary, on or prior to the Employment Termination Date, the Executive shall immediately following his termination of employment deliver to the Company (i) all physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files and any and all other materials, including computerized and electronic information, that refers, relates, or otherwise pertains to the Company or any of their affiliates (or business dealings thereof) that are in the Executive’s possession, subject to the Executive’s control or held by the Executive for others; and (ii) all property or equipment that the Executive has been issued by the Company during the course of his employment or property or equipment thereof that the Executive otherwise possesses, including any computers, cellular phones, pagers and other devices. The Executive acknowledges that he is not authorized to retain any physical, computerized, electronic or other types of copies of any such physical, computerized, electronic or other types of records,

8 documents, proposals, notes, lists, files or materials, and is not authorized to retain any other property or equipment of the Company or any of their affiliates. The Executive further agrees that the Executive will immediately forward to the Company (and thereafter destroy any electronic copies thereof) any business information relating to the Company or any of their affiliates that have been or are inadvertently directed to the Executive following the date of his termination of employment. The provisions of this Section 5(d) are in addition to any other written obligations on the subjects covered herein that the Executive may have with the Company and their respective affiliates, and are not meant to and do not excuse such obligations. Upon the termination of his employment with the Company, the Executive shall, upon the Company’s request, promptly execute and deliver to the Company a certificate (in form and substance satisfactory to the Company) to the effect that the Executive has complied with the provisions of this Section 5(d). Ongoing Assistance. Following the termination of the Executive’s employment or engagement with the Company, the Executive shall execute any and all documents and take any and all actions which the Company may reasonably request to effect the transition of the projects being worked on by the Executive at the time of termination, the Executive agrees to make himself available with respect to, and to cooperate in conjunction with, any litigation or investigation arising from events that occurred during the Executive’s employment with the Company (whether such litigation or investigation is then pending or subsequently initiated) involving the Company or any of its affiliates, including providing testimony and preparing to provide testimony if so requested by the Company or any of its affiliates. 6. Assistance with Claims. The Executive agrees and acknowledges that he shall, upon the reasonable request of the Company or its respective counsel, assist in the defense of any claim that may be made against any member of the Company (or any of their respective past or present directors, officers, employees, partners, members, or shareholders) and the Executive by any third parties, or in the prosecution of any claim that may be made by any member of Company against any one or more third parties (other than the Executive), with respect to any matter arising or occurring, in whole or in part, during the period prior to the date of termination of the Executive’s employment or engagement. The Company’s legal counsel shall represent the Company and the Executive in connection with any such claim unless such legal counsel chosen by the Executive determines that the Executive should retain independent legal counsel due to a conflict or potential conflict of interests of the Company’s legal counsel. If the Executive provides any such assistance under this Section 6(a) or under Section 5(e), the Company shall pay for all of the Executive’s reasonable out-of-pocket expenses incurred in connection with such assistance. The Executive agrees that he shall also promptly inform the Company if he is named a party to, or noticed for deposition in connection with, any claim pertaining to any matter arising or occurring, in whole or in part, during the period prior to the date of termination of his employment or engagement, or is otherwise contacted in any way by any party interested in any such claim. The Executive shall be permitted to obtain legal counsel of his choice in connection with any such claim subject to the prior written approval of the Company or upon a determination by the Company’s legal counsel that the Executive should retain independent legal counsel due to a conflict or potential conflict of interests. 7. Restrictive Covenants. The Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and their respective affiliates and

9 accordingly agrees as follows: During the period commencing on the Effective Date and ending on December 31, 2024 (the “Restricted Period”), the Executive will not, whether on the Executive’s own behalf or on behalf of or in conjunction with any person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise whatsoever (“Person”), directly or indirectly solicit or assist in soliciting in competition with the Company, the business of any client or prospective client: (i) with whom the Executive had personal contact or dealings on behalf of the Company during the one-year period preceding the Executive’s termination of employment; (ii) with whom employees reporting to the Executive have had personal contact or dealings on behalf of the Company during the one year immediately preceding the Executive’s termination of employment; or (iii) for whom the Executive had direct or indirect responsibility during the one year period immediately preceding the Executive’s termination of employment. During the Restricted Period, the Executive will not directly or indirectly: (i) engage in any business that is the same or substantially similar business as, or is directly or indirectly competitive with, the business of the Company (including any business that the Company had demonstrable plans to engage in, at any time during Executive’s employment with the Company), including, without limitation, (x) the acquisition of companies primarily engaged in the U.S. and Canadian aggregates and related downstream product sectors (including, but not limited to, asphalt, paving, cement, concrete and concrete products) (any such company, a “Business”) or (y) the operation of any Business (any such business as described in subclauses (x) or (y), a “Competitive Business”); (ii) enter the employ of, or render any services to, any Person (or any division or controlled or controlling affiliate of any Person) who or which engages in a Competitive Business; (iii) acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or (iv) interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the Company or any of its affiliates, customers, clients, suppliers, partners, members, investors or acquisition targets. Notwithstanding anything to the contrary in this Agreement, the Executive may, directly or indirectly own, solely as an investment, securities of any Person engaged in a Competitive Business which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Executive (i) is not a controlling Person of, or a member of a group which controls, such Person and (ii) does not, directly or indirectly, own 5% or more of any class of securities of such Person.

10 During the Restricted Period, the Executive will not, whether on the Executive’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly: (i) solicit or encourage any employee of the Company or its affiliates to leave the employment of the Company or its affiliates; or (ii) hire any such employee who was employed by the Company or its affiliates as of the date of the Executive’s termination of employment with the Company or who left the employment of the Company or its affiliates coincident with, or within one year prior to or after, the termination of the Executive’s employment with the Company. During the Restricted Period, the Executive will not, directly or indirectly, solicit or encourage to cease to work with the Company or its affiliates any consultant then under contract with the Company or its affiliates. It is expressly understood and agreed that although the Executive and the Company consider the restrictions contained in this Section 7 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein. 8. Confidentiality; Intellectual Property. Confidentiality. (i) The Executive will not at any time (whether during or after the Executive’s employment with the Company) (x) retain or use for the benefit, purposes or account of Executive or any other Person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information — including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals — concerning the past, current or future business, activities and operations of the Company, its subsidiaries or affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board, except as specifically necessary during the term of the Executive’s employment in order to perform the duties of his position and in the best interests of the Company. (ii) “Confidential Information” shall not include any information that is (A) generally known to the industry or the public other than as a result of the Executive’s breach of this covenant or any breach of other confidentiality obligations by third parties; (b) made legitimately available to the Executive by a third party without breach of any confidentiality

11 obligation; or (c) required by law to be disclosed; provided, that the Executive shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment. (iii) Except as required by law, the Executive will not disclose to anyone, other than the Executive’s immediate family and legal or financial advisors, the existence or contents of this Agreement; provided, that the Executive may disclose to any prospective future employer the provisions of Sections 7, 8 and 9 of this Agreement provided they agree to maintain the confidentiality of such terms. (iv) Upon termination of the Executive’s employment with the Company for any reason, Executive shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company or its affiliates; (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in the Executive’s possession or control (including any of the foregoing stored or located in the Executive’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company or its affiliates, except that the Executive may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information; and (z) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which the Executive is or becomes aware. Notwithstanding the foregoing, the Executive may keep his Company-issued laptop and monitors; provided, that he complies with the foregoing regarding the destruction, deletion, and return of information. (v) Protected Activities. Nothing in this Agreement shall prohibit or impede the Executive from communicating, cooperating, or filing a complaint on possible violations of U.S. federal, state, or local law or regulation to or with any governmental agency or regulatory authority (collectively, a “Governmental Entity”), including, but not limited to, the Securities and Exchange Commission, Financial Industry Regulatory Authority, Equal Employment Opportunity Commission, or National Labor Relations Board, or from making other disclosures to any Governmental Entity that are protected under the whistleblower provisions of U.S. federal, state, or local law or regulation; provided, that, in each case, such communications and disclosures are consistent with applicable law. The Executive shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a U.S. federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Moreover, the Executive shall not be required to give prior notice to (or get prior authorization from) the Company regarding any such communication or disclosure. Intellectual Property.

12 (i) If the Executive has created, invented, designed, developed, contributed to or improved any works of authorship, inventions, intellectual property, materials, documents or other work product (including without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content, or audiovisual materials) (“Works”), either alone or with third parties, prior to the Executive’s employment by the Company, that are relevant to or implicated by such employment (“Prior Works”), the Executive hereby grants the Company a perpetual, non-exclusive, royalty-free, worldwide, assignable, sublicensable license under all rights and intellectual property rights (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) therein for all purposes in connection with the Company’s current and future business. (ii) If the Executive creates, invents, designs, develops, contributes to or improves any Works, either alone or with third parties, at any time during the Executive’s employment by or service for the Company and within the scope of such employment or service and/or with the use of any the Company’s resources (“Company Works”), the Executive shall promptly and fully disclose same to the Company and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, all rights and intellectual property rights therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) to the Company to the extent ownership of any such rights does not vest originally in the Company. (iii) The Executive agrees to keep and maintain adequate and current written records (in the form of notes, sketches, drawings, and any other form or media requested by the Company) of all Company Works. The records will be available to and remain the sole property and intellectual property of the Company at all times. (iv) The Executive shall take all requested actions and execute all requested documents (including any licenses or assignments required by a government contract) at the Company’s expense (but without further remuneration) to assist the Company in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company’s rights in the Prior Works and Company Works. If the Company is unable for any other reason to secure Executive’s signature on any document for this purpose, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Executive’s agent and attorney in fact, to act for and on the Executive’s behalf and stead to execute any documents and to do all other lawfully permitted acts in connection with the foregoing. (v) The Executive shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with the Company any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party without the prior written permission of such third party. The Executive hereby indemnifies, holds harmless and agrees to defend the Company and its officers, directors, partners, employees, agents and representatives from any breach of the foregoing covenant. The Executive shall comply with all relevant policies and guidelines of the Company, including regarding the protection of confidential information and intellectual property and potential conflicts of interest. The Executive acknowledges that the Company may amend any such policies and guidelines from time to time, and that the Executive remains at all times bound by their most current version.

13 9. Non-Disparagement. The Executive will not, other than as required by law or by order of a court or other competent authority, make or publish, or cause any other person to make or publish, any statement that is disparaging or that reflects negatively upon the Company or its affiliates, including members of the Board and management team, or that is or reasonably would be expected to be damaging to the reputation of the Company or its affiliates. The Company shall not authorize any official, public communication, other than as required by law or by order of a court or other competent authority, that is disparaging of or that reflects negatively upon Executive, or that is or reasonably would be expected to be damaging to the reputation of Executive. No individual who serves as an “executive officer” of the Company (as such term is defined by Rule 3b-7 under the U.S. Securities Exchange Act of 1934, as amended) or as a member of the Board, in each case on and following the Effective Date, shall, other than as required by law or by order of a court or other competent authority, make or publish, or cause any other person to make or publish, any statement that is disparaging of or that reflects negatively Executive, or that is or reasonably would be expected to be damaging to the reputation of Executive. 10. Survival of Covenants; Specific Performance. The Executive acknowledges and agrees that the provisions of Sections 7, 8, and 9 of the Agreement are in addition to, and not in lieu of, any other non-competition, non- solicitation, confidentiality and/or intellectual property agreements entered into by the Executive with the Company. The provisions of Sections 7, 8, and 9 of the Agreement shall survive the termination of this Agreement and of the Executive’s employment or engagement with the Company for any reason. The Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Section 7 or Section 8 or Section 9 of the Agreement would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, the Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. 11. Independent Contractor. The Executive acknowledges that, during the Consulting Period, the Executive will not be an “employee” (or person of similar status) of the Company or any of its affiliates for purposes of the Internal Revenue Code of 1986, as amended (the “Code”). The Executive acknowledges and agrees that the Company will not withhold or deduct from the consulting fees any amounts as federal income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act or any other state or federal laws, and the Executive will be solely responsible for the payment of any federal, state or local income or payroll taxes with respect to the consulting fees. In the event that the consulting arrangement described herein is reclassified as an employment relationship by any governmental agency or court, the Executive acknowledges and agrees that the Executive will not seek to participate in or benefit from any of the employee benefit plans or programs of the Company or its affiliates as a result of such reclassification (other than as otherwise expressly provided herein). This Section 11 shall not limit the Company’s ability to withhold for taxes from any payments or benefits that are paid pursuant to this Agreement in respect of the Executive’s employment with the Company, including any such payments or benefits that are paid to the Executive following the Executive’s termination of

14 employment. 12. Attorney’s Fees. Subject to receipt of an invoice, the Company will pay or reimburse the Executive for the legal fees incurred by the Executive in connection with the review and negotiation of this Agreement, up to a maximum amount of $20,000. 13. Miscellaneous. Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any Person or transfer all or substantially all of its properties or assets to any Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. Acknowledgement. Each party hereto acknowledges and declares that he or it has read each and every paragraph of this Agreement, understands the terms and contents of this Agreement and has signed this Agreement freely, voluntarily and without coercion. Further Instruments. The parties, and each of them, shall promptly execute and deliver such further instruments as may reasonably be necessary to effectuate any of the provisions of this Agreement. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Headings. The headings and captions in this Agreement are for convenience only, and in no way define or describe the scope or content of any provision of this Agreement. Governing Law; Arbitration. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York. Any dispute or controversy arising out of or relating to the Executive’s employment with the Company that could otherwise be resolved by a court shall be resolved through arbitration in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association. Any such arbitration shall be held in Denver, Colorado or in such other place as mutually agreed by the parties, unless applicable law requires otherwise. Notwithstanding the foregoing, each of the parties agrees that prior to commencing any claims for breach of this Agreement (except to pursue injunctive relief) to submit, for a period of sixty (60) days, to voluntary mediation before a jointly selected neutral third party mediator under the auspices of JAMS, New York, NY, Resolutions Center (or any successor location), pursuant to the procedures of JAMS Mediation Rules conducted in the State of New York (however, such mediation or obligation to mediate shall not suspend or otherwise delay any termination or other

15 action of the Company or affect the Company’s other rights). Entire Agreement; Amendments and Waivers. This Agreement constitutes the sole and complete understanding of the parties with respect to the subject matters herein and supersedes any prior agreement or understanding among the parties with respect to such matters (including, for the avoidance of doubt, the Prior Employment Agreement and the Severance Plan except for the parties’ rights and obligations as described in Section 4 of this Agreement). This Agreement cannot be amended, modified or supplemented in any respect except by written agreement entered into and signed by the parties hereto. This Agreement may be amended in a writing executed by all parties hereto. Any waiver by the Executive or the Company of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach hereof or as a waiver of a breach of any other provision. Enforcement Costs. If any civil action, arbitration or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs and all expenses, incurred in that civil action, arbitration or legal proceeding, in addition to any other relief to which such party or parties may be entitled whether or not taxable as costs. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Indemnification. The Company agrees that the Executive shall continue to be a party to the Company’s standard form of indemnification agreement to which he is a party as of the Effective Date, which shall provide for indemnification for events occurring during the Executive’s service as an officer of the Company. The Company also agrees that the Executive shall continue to be covered and insured up to the full limits provided by all directors’ and officers’ insurance which the Company maintains to indemnify its directors and officers, subject to applicable deductibles and to the terms and conditions of such policies for all acts and omissions to act occurring during the Executive’s employment. The provisions of this Section 13(j) shall survive a termination of the Executive’s employment or engagement and any termination of this Agreement in each case for any reason. Compliance with Section 409A. (i) This Agreement shall be interpreted to ensure that the payments contemplated hereby to be made by the Company to the Executive are exempt from, or comply with, Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). (ii) Any payment by the Company to the Executive under this Agreement that is subject to Section 409A and that is contingent on a termination of employment is contingent on a “separation from service” within the meaning of Section 409A. Each such payment shall be considered to be a separate payment for purposes of Section 409A. (iii) Each payment that is a part of a series of installment payments shall be treated as separate payments.

16 (iv) If, upon separation from service, the Executive is a “specified employee” within the meaning of Section 409A, any payment under this Agreement that is subject to Section 409A and not exempt from Section 409A as a short-term deferral or otherwise and would otherwise be paid within six (6) months after the Executive’s separation from service will instead be paid in the seventh month following the Executive’s separation from service (to the extent required by Section 409A(a)(2)(B)(i)), or, if sooner, upon the Executive’s death. (v) Any taxable reimbursement due under the terms of this agreement shall be paid no later than December 31 of the year after the year in which the expense is incurred and shall comply with Treas. Reg. § 1.409A-3(i)(1)(iv). (vi) If the period during which any release of claims, that is a condition of payment under Section 5 of this Agreement, may be entered into by the Executive in either of two of the Executive’s taxable years, such payment shall commence or be made on the earliest date permitted under the terms of the release in the second taxable year to the extent required to avoid any tax, interest or penalties under Section 409A, with the first such payment to include all payments otherwise due from the date of termination of the Executive’s employment (without interest). (vii) For the avoidance of doubt, the Executive shall not be entitled to receive from the Company a gross-up, an indemnity, a reimbursement or any other form of payment for any taxes incurred by the Executive under Section 409A. [Signatures are on the following page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the Effective Date. THE EXECUTIVE: /s/ Brian J. Harris Brian J. Harris COMPANY: SUMMIT MATERIALS, INC. By: /s/ Anne Noonan Name: Anne Noonan Title: President, CEO & Director

Exhibit A RESIGNATION LETTER [Insert Transition Date] Effective as of [Insert Transition Date], the undersigned hereby resigns from any and all positions (including as a director or officer) held by the undersigned with (i) Summit Materials, Inc., a Delaware corporation and each of its subsidiaries (collectively, the “Company”), (ii) any affiliates of the Company, and (iii) each of the following organizations with respect to any and all positions held by the undersigned at such organization at the request of, or as a representative of, the Company: [●]. ____________________ Brian J. Harris

Exhibit B The following table sets forth all of the equity that has been issued by the Company to the Executive prior to, and that is outstanding on, the Effective Date. In addition, the Executive holds shares of the Company’s Class A Common Stock as a result of prior vesting, exercise, or exchange in the case of LP Units, in accordance with the terms of applicable equity agreements. The following includes all equity held in trust for the Executive’s family. Type of Award Date of Grant Exercise Price Shares Subject to Award on Date of Grant Outstanding Award LP Units LP Units 3/11/2015 Not Applicable 332,699 332,699 Stock Options LRO Options 3/11/2015 $ 18.00 101,200 - 1.75x MOIC 3/11/2015 $ 18.00 101,200 - 3.0x MOIC 3/11/2015 $ 18.00 30,360 - LTIP 2016 2/24/2016 $ 17.07 28,395 - LTIP 2017 2/28/2017 $ 23.89 19,216 19,216 Restricted Stock Units LTIP 2016 2/24/2016 Not Applicable 17,030 - LTIP 2017 2/28/2017 Not Applicable 11,530 - LTIP 2018 2/28/2018 Not Applicable 14,027 - LTIP 2019 2/28/2019 Not Applicable 29,460 - LTIP 2020 2/28/2020 Not Applicable 19,905 6,635 2020 Special RSU 7/30/2020 Not Applicable 26,656 - LTIP 2021 3/30/2021 Not Applicable 16,786 11,190 LTIP 2022 3/1/2022 Not Applicable 14,353 14,353 Performance Stock Units LTIP 2016 2/24/2016 Not Applicable 17,546 - LTIP 2017 2/28/2017 Not Applicable 11,879 - LTIP 2018 2/28/2018 Not Applicable 14,027 - LTIP 2019 2/28/2019 Not Applicable 29,460 - LTIP 2020 2/28/2020 Not Applicable 19,905 19,905 LTIP 2021 3/30/2021 Not Applicable 16,786 16,786 LTIP 2022 3/1/2022 Not Applicable 14,353 14,353

Exhibit C Release of Claims This Release of Claims (this “Release”), dated as of [●], is entered into by and between Brian J. Harris (“Employee”) and Summit Materials, Inc.(“Employer”) (each of the foregoing individually a “Party” and collectively the “Parties”). Capitalized terms used but not defined in this Release shall have the respective meanings assigned to such terms in that certain Transition and Consulting Agreement by and between Employee and Employer, dated [Date], 2022 (the “Transition Agreement”) to which this Release is attached as an Exhibit. RECITALS WHEREAS, Employee has been employed by Employer and providing services pursuant to the Transition Agreement; WHEREAS, Employee’s last date of employment with the Employer shall be [Insert Employment Termination Date] (the “Separation Date”); and WHEREAS, Employee and Employer wish to enter into this Release to facilitate a smooth transition for Employee and Employer and an amicable employment separation. NOW, THEREFORE, in consideration of the promises and covenants contained herein, Employee and Employer hereby agree as follows: 1. Employee has received the Accrued Benefits that are due to Employee as of the date of the Separation Date. Employee further acknowledges that, as of the date of Employee’s signing of this Release, Employee has sustained no injury or illness related in any way to Employee’s employment with Employer for which a workers compensation claim has not already been filed. 2. In return for Employer’s agreement to provide Employee with the consideration referred to in Section 5 of the Transition Agreement, Employee, for Employee and Employee’s heirs, beneficiaries, devisees, privies, executors, administrators, attorneys, representatives, and agents, and Employee’s and their respective assigns, successors and predecessors, hereby releases and forever discharges Employer and its parents, subsidiaries and affiliates, its and their officers, directors, employees, members, agents, attorneys and representatives, and the predecessors, successors and assigns of each of the foregoing (collectively, the “Released Parties”) from any and all actions, causes of action, suits, debts, claims, complaints, charges, contracts, controversies, agreements, promises, damages, counterclaims, cross-claims, claims for contribution and/or indemnity, claims for costs and/or attorneys’ fees, judgments and demands whatsoever, in law or equity, known or unknown, Employee ever had, now has, or may have against the Released Parties as of the date of Employee’s signing of this Release. This release includes, but is not limited to, any claims alleging breach of express or implied contract, wrongful discharge, constructive discharge, breach of an implied covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, negligent supervision or retention, violation of the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Civil

Rights Act of 1866, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, Colorado anti-discrimination laws, claims pursuant to any other federal, state or local law regarding discrimination, harassment or retaliation based on age, race, sex, religion, national origin, marital status, disability, sexual orientation or any other unlawful basis or protected status or activity, and claims for alleged violation of any other local, state or federal law, regulation, ordinance, public policy or common-law duty having any bearing whatsoever upon the terms and conditions of, and/or the cessation of Employee’s employment with and by Employer. The release set forth in this Release does not include (i) claims that may not be released under applicable law, (ii) claims for Accrued Benefits that are not yet due and payable to Employee as of the date of this Release, (iii) claims for indemnification to which Employee is entitled under the Indemnification Agreement entered into between the Company and Employee dated , 20__ 1 , the Company’s charter or by-laws or applicable law, or any claims for coverage that Employee may have as an insured party under any contract of directors and officers liability insurance that insures directors or officers of the Company, (iv) claims to enforce rights that Employee may have as shareholder of the Company or (v) claims for breach of the Transition Agreement. 3. Employee agrees not only to release and discharge the Released Parties from any and all claims against the Released Parties that Employee could make on Employee’s own behalf, but also those which may have been or may be made by any other person or organization on Employee’s behalf. Employee specifically waives any right to become, and promises not to become, a member of any class in a case in which any claim or claims are asserted against any of the Released Parties based on any acts or omissions occurring on or before the date of Employee’s signing of this Release. If Employee is asserted to be a member of a class in a case against any of the Released Parties based on any acts or omissions occurring on or before the date of Employee’s signing of this Release, Employee shall immediately withdraw with prejudice in writing from said class, if permitted by law to do so. Employee agrees that Employee will not encourage or assist any person in filing or pursuing any proceeding, action, charge, complaint, or claim against the Released Parties, except as required by law. 4. This Release is not intended to interfere with Employee’s exercise of any protected, non-waivable right, including Employee’s right to file a charge with the Equal Employment Opportunity Commission or other government agency. By entering into this Release, however, Employee acknowledges that the consideration provided pursuant to Section 5 of the Transition Agreement is in full satisfaction of any amounts to which Employee might be entitled and Employee is forever discharging the Released Parties from any liability to Employee for any acts or omissions occurring on or before the date of Employee’s signing of this Release. 5. Neither this Release, nor anything contained herein, shall be construed as an admission by the Released Parties of any liability or unlawful conduct whatsoever. The parties hereto agree and understand that the consideration set forth in Section 5 of the Transition Agreement is in compliance with that which Employer is obligated to provide to Employee, and 1 To be inserted.

that such consideration is provided in consideration of Employee’s execution of this Release. The parties hereto agree that the consideration set forth in Section 5 of the Transition Agreement is sufficient consideration for the release being given by Employee in this Release, and for Employee’s other promises herein. 6. Notwithstanding anything in this Release to the contrary, nothing in this Release shall be a waiver of Employee’s right to (i) communicate, cooperate or file a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise make disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided, that, in each case such communications and disclosures are consistent with applicable law, or (ii) receive an award from a Governmental Entity for information provided under any whistleblower program. Employee understands and acknowledges that pursuant to the Defend Trade Secrets Act of 2016 (a) an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (x) in confidence to a Federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (b) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance will Employee be authorized to disclose any information covered by attorney-client privilege or attorney work product of the Employer or Employer’s affiliates without prior written consent of the Employer’s Chief Legal Officer or other officer designated by the Employer. 7. Employee acknowledges and agrees that: (i) no promise or inducement for this Release has been made except as set forth in this the Transition Agreement; (ii) this Release is executed by Employee without reliance upon any statement or representation by Employer except as set forth herein; (iii) Employee is legally competent to execute this Release and to accept full responsibility therefor; (iv) Employee has been given twenty-one (21) days within which to consider this Release; (v) Employee has used all or as much of that twenty-one (21)-day period as Employee deemed necessary to consider fully this Release and, if Employee has not used the entire twenty-one (21)-day period, Employee knowingly and voluntarily waives that period not used; (vi) Employee has read and fully understands the meaning of each provision of this Release; (vii) Employer has advised Employee to consult with an attorney concerning this Release; (viii) Employee freely and voluntarily enters into this Release; and (ix) no fact, evidence, event, or transaction currently unknown to Employee but which may hereafter become known to Employee shall affect in any manner the final and unconditional nature of the release stated above. 8. This Release shall only become effective and enforceable on the eighth (8th) day following Employee’s execution of this Release within twenty-one (21) days following the Separation Date, unless Employee revokes it during the seven (7)-day revocation period by so advising Employer in writing (including via e-mail) received by the Chief Legal Officer, Summit Materials, Inc., before the end of the seventh (7th) day after its execution by Employee.

9. This Release shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof that would direct the application of the laws of any other jurisdiction. 10. The waiver by any party of a breach of any provision herein shall not operate or be construed as a waiver of any subsequent breach by any party. 11. The provisions of this Release are severable. Should any provision herein be declared invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the remainder of this Release, and this Release shall be reformed, construed and enforced to the maximum extent permitted by law. Employee hereby declares as follows: I, Brian J. Harris, hereby acknowledge that I was given twenty-one (21) days following the Separation Date to consider the foregoing Release and voluntarily chose to sign the Release prior to that date. I have read the foregoing Release and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences. [Signature Page Follows]

[Signature Page to Release of Claims] EMPLOYEE Brian J. Harris Date: SUMMIT MATERIALS, INC. By: Name: Title: